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                                                                    Exhibit 10.2



                                   LANCE, INC.

                   2002 Long-Term Incentive Plan for Officers

Purposes and Introduction          The primary purposes of the 2002 Long-Term
                                   Incentive Plan for Officers are to:

                                   o        Align executives' interests with
                                            those of stockholders by linking a
                                            substantial portion of pay to the
                                            price of Lance Common Stock.

                                   o        Provide a way to attract and retain
                                            key executives and managers who are
                                            critical to Lance's future success.

                                   o        Increase total pay for executives
                                            and managers to competitive levels.

                                   To achieve the maximum motivational impact, plan goals and the rewards that will be received for meeting those goals will be communicated to participants as soon as practical after the 2002 Plan is approved by the Stock Award Committee.

                                   Each participant will be granted one or more
                                   Awards. Awards will be earned to the extent predetermined goals are attained.

Plan Years                         The period over which performance will be
                                   measured is the Company's fiscal year and the two, three, four and 10 year periods after the date of grant of awards.

Eligibility and Participation      Eligibility in the Plan is limited to
                                   Executive Officers and managers who are key to Lance's success. The Stock Award
                                   Committee of the Board of Directors will review and approve participants nominated by the President and CEO. Participation in one year does not guarantee participation in a following year but will be reevaluated and determined on an annual basis.

                                   Attachment A includes the list of 2002
                                   participants approved by the Stock Award
                                   Committee on January 24, 2002. Initial awards will be made as soon as possible after the approval of the 2002 Plan by the Stock Award Committee.

Awards Each participant will be granted Awards expressed as an economic value equal to a percentage of his or her Base Salary. Participants may be assigned to a Performance Tier by position by salary level or based on other factors as determined by the President and CEO. If the job duties of a position change during the year, or Base


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                                   Salary is increased significantly, the Award
                                   shall be revised as appropriate.

                                   Attachment A lists the Awards for each
                                   participant for the 2002 Plan Year as granted by the Stock Award Committee. Awards will be communicated to each participant as close to the beginning of the year as practicable, in writing. Awards will be calculated by multiplying each participant's Base Salary by the appropriate percentages, as described below.

                                   o        Awards shall be calculated as
                                            follows:

                                                                  Percentage of
                                                                   Base Salary
                                            Performance Tier     for 2002 Awards
                                            ----------------     ---------------
                                                   1                    *%
                                                   2                    *%
                                                   3                    *%
                                                   4                    *%

                                   o        For 2002, Awards will be allocated
                                            as follows:

                                            As a Percentage of Base Salary

                                                                                Restricted Stock
                                   Performance        100%        Stock         ----------------
                                       Tier        of Target     Options     Regular     Performance
                                   -----------     ---------     -------     -------     -----------
                                       1               *%           *%          *%            *%
                                       2               *%           *%          *%            *%
                                       3               *%           *%          *%            *%
                                       4**             *%           *%          *%            *%

                                   --------------
                                   [*Target awards not required to be
                                   disclosed.] **Only specified Tier 4 employees receive restricted stock awards.

                                   o        To determine the number of shares
                                            of stock issued pursuant to each
                                            stock option, restricted stock
                                            grant and performance restricted
                                            stock grant the value of each
                                            option is calculated using the
                                            Black-Scholes model and each
                                            restricted stock grant using
                                            compensation adviser's model,
                                            subject to certain adjustments.

Long-Term Incentives               Each Participant shall receive stock options
                                   equal to 50% in economic value of his or her Award, 25% in economic value will be in regular restricted stock and 25% in economic value in

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                                   performance restricted stock.

                                   Stock options will be nonqualified and will vest in four equal annual installments beginning one year after the date of grant and shall be exercisable for 10 years after the date of grant.

                                   Restricted stock will vest as to 50% two years after the date of grant and the balance four years after the date of grant.

                                   Performance restricted stock will vest three years after the date of grant, if the cumulative consolidated earnings per share of Lance, Inc. for the three fiscal years 2002, 2003 and 2004 equal or exceed $* per share.

                                   [*Target not required to be disclosed.]

Form and Timing of                 Awards will be made as soon as practicable
Awards                             after awards are approved by the Stock Award
                                   Committee of the Board of Directors. All awards will be rounded up to the nearest multiple of 50 shares.

Change In Status An employee hired into an eligible position during the year may participate in the plan for the balance of the year on a pro rata basis.

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Certain Terminations of            In the event a participant voluntarily
Employment                         terminates employment any award which has not
                                   vested will terminate and be forfeited. In the event a participant is terminated involuntarily, any award which has not vested will terminate and be forfeited except that stock options which have vested prior to involuntary termination may be exercised within 30 days of termination. In the event of death, stock options shall become fully vested and may be exercised within one year of death. In the event of permanent disability, stock options shall become fully vested and remain exercisable in accordance with the terms of the award.
                                   In the event of normal retirement, stock options which have or will vest within six months of normal retirement will vest and become exercisable in accordance with the terms of the award and may be exercised within three years of normal retirement. In the event of death, disability or normal retirement, restricted stock and performance restricted stock awards which are not vested will be vested pro rata based on the number of full months elapsed since the date of the award. In the event of early retirement, restricted stock awards which are not vested will be vested pro rata based on the number of full months elapsed since the date of the award. In all other cases, awards which have not vested upon termination of employment will terminate and be forfeited.

Change In Control                  In the event of a Change in Control, the
                                   vesting of awards will be accelerated to fully vest upon the effective date of a Change in Control.

                                   For this purpose, a Change in Control is defined as when any person, corporation or other entity and its affiliates (excluding members of the Van Every Family and any trust, custodian or fiduciary for the benefit of any one or more members of the Van Every Family) acquires or contracts to acquire or otherwise controls in excess of 35% of the then outstanding equity securities of the Company. For the purposes of this plan, the Van Every Family shall mean the lineal descendants of Salem A. Van Every, Sr., whether by blood or adoption, and their spouses.

Withholding                        The Company shall withhold from awards any
                                   Federal, foreign, state, or local income or other taxes required to be withheld.

Communications                     Progress reports should be made to
                                   participants annually, showing performance results.

Executive Officers                 Notwithstanding any provisions to the
                                   contrary above, participation, Awards and prorations for executive officers, including the President and CEO, shall be approved by the Stock

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                                   Award Committee.

Governance                         The Stock Award Committee of the Board of
                                   Directors of Lance, Inc. is ultimately
                                   responsible for the administration and
                                   governance of the Plan. Actions requiring
                                   Committee approval include final
                                   determination of plan eligibility and
                                   participation, identification of performance goals and final award determination. The decisions of the Committee shall be conclusive and binding on all participants.






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                                  Attachment A

                                                                                Regular       Performance
                                                                    Option     Restricted     Restricted
Name                       Title                          Award     Shares       Stock           Stock
----                       ---------                      -----     ------     ----------     -----------
P. A. Stroup, III          President & CEO                  *%         *            *              *

R. G. Tucker               Vice President and               *%         *            *              *
                             President, Lance Co.

B. C. Preslar              Vice President                   *%         *            *              *
                             - Finance/CFO

L. R. Gragnani, Jr.        Vice President                   *%         *            *              *
                             - Information
                             Technology/CIO

E. D. Leake                Vice President                   *%         *            *              *
                             - Human Resources

F. I. Lewis                Vice President - Sales           *%         *            *              *

D. R. Perzinski            Treasurer                        *%         *            *              *

M. E. Wicklund             Controller and                   *%         *            *              *
                             Assistant Secretary

H. D. Fields               President, Vista                 *%         *            *              *
                             Bakery, Inc.

A. C. Cusano               President, Cape Cod              *%         *            *              *
                             Potato Chip Company
                             Inc.

D. Nowlan                  President, Tamming               *%         *            *              *
                             Foods Ltd.

[*Target levels and awards for participants not required to be disclosed.]